EXHIBIT 99.2
                                                                    ------------

ABLE
LABORATORIES
INC.

COMPANY CONTACTS:                                       INVESTOR CONTACT:
Able Laboratories, Inc.                                 Investor Relations
Jay Wadekar, President & CEO                            (908) 754-2253 ext. 664
Robert Weinstein, Vice President & CFO                  Email: IR@ablelabs.com
(908) 754-2253

           ABLE LABORATORIES ANNOUNCES APPOINTMENT OF ROBERT J. MAURO
                      PRESIDENT AND CHIEF OPERATING OFFICER

SOUTH PLAINFIELD, NJ, APRIL 27, 2004 - ABLE LABORATORIES, INC. (NASDAQ NMS:
ABRX), today announced the appointment of Robert J. Mauro to the position of President and Chief Operating Officer. Mr. Mauro is expected to commence his position with Able shortly at which time he will also be appointed to the Company's Board of Directors.

Mr. Mauro, an accomplished industry executive, has over 25 years of experience in both the brand and generic pharmaceutical industries. Most recently, Mr. Mauro was President of the North American Generics division of Taro Pharmaceuticals U.S.A., Inc., a wholly-owned subsidiary of Taro Pharmaceuticals Industries Limited. Prior to that, Mr. Mauro was Senior Director of Corporate Accounts for Ivax Corporation.

During his career in the generic pharmaceutical industry, Mr. Mauro has successfully managed various functional areas including sales and marketing and, while doing so, established extensive direct trade contacts. He has had direct profit and loss responsibility and, as a result, made a significant positive impact on the growth of the companies he has been associated with. Mr. Mauro was recently appointed as a director of The National Association of Chain Drug Stores Foundation and placed on its leadership council. Mr. Mauro has also had experience in the brand pharmaceutical industry, holding executive positions with both American Home Products (Wyeth) and Kendall Health Care Corporation.

"We are truly delighted to have Bob join Able. We are poised to take the next steps in our Company's development and will benefit from Bob's experience in managing growth," commented Jay Wadekar, Chief Executive Officer of Able Laboratories. "I am delighted to share key management responsibilities with Bob and look forward to working closely with him in building Able."

"I am excited to be joining Able during such dynamic times," commented Mr. Mauro. "Able's history of product development, approvals and marketing is quite impressive. Now with the manufacturing expansion and the appointment of Dr. Garth Boehm as Chief Scientific Officer, Able is poised to move to the next level of operations and product development. I have always enjoyed the challenge of building companies and look forward to working with Able's management team."

Able Laboratories is a developer and manufacturer of generic pharmaceuticals. Further information on Able may be found on the Company's web site, www.ablelabs.com.

EXCEPT FOR HISTORICAL FACTS, THE STATEMENTS IN THIS NEWS RELEASE, AS WELL AS ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY ABLE LABORATORIES, INC., ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES. FOR EXAMPLE, STATEMENTS ABOUT THE ABILITIES OF THE COMPANY'S EXECUTIVE OFFICERS, THE COMPANY'S ABILITY TO FORMULATE DRUG PRODUCTS, ITS OPERATIONS AND ABILITY TO INCREASE SALES AND MANAGE ITS GROWTH, THE EXPECTED EFFECTS OF THE COMPANY'S EXPANSION OF ITS PRODUCTION FACILITIES, THE CURRENT OR EXPECTED MARKET SIZE FOR THE COMPANY'S PRODUCTS, THE ADEQUACY OF THE COMPANY'S MANUFACTURING CAPACITY, THE AVAILABILITY OF SUFFICIENT CAPITAL, THE SUCCESS OF CURRENT OR FUTURE PRODUCT OFFERINGS, RESEARCH AND DEVELOPMENT EFFORTS AND THE COMPANY'S ABILITY TO FILE FOR AND OBTAIN U.S. FOOD AND DRUG ADMINISTRATION APPROVALS FOR FUTURE PRODUCTS, ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE MERELY THE COMPANY'S CURRENT PREDICTIONS OF FUTURE EVENTS. THE STATEMENTS ARE INHERENTLY UNCERTAIN, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE STATEMENTS MADE HEREIN. THERE IS NO ASSURANCE THAT THE COMPANY WILL CONTINUE TO ACHIEVE THE SALES LEVELS NECESSARY TO MAKE ITS OPERATIONS PROFITABLE OR THAT ITS ANDA FILINGS AND APPROVALS WILL BE COMPLETED AND OBTAINED AS ANTICIPATED. FOR A DESCRIPTION OF ADDITIONAL RISKS, AND UNCERTAINTIES, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION AND DEVELOPMENTS.